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                                                                   Exhibit 4.19


                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                             A CERTAIN ERROR IN THE
             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE,
          PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED
         STOCK AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF
         OF SERIES C CONVERTIBLE PREFERRED STOCK OF ELECTRIC CITY CORP.

          FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON
                                  JUNE 3, 2002.

ELECTRIC CITY CORP., a corporation organized and existing under and by virture of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     1. The name of the corporation is Electric City Corp.

     2. That a Certificate of Designations was filed by the Secretary of State of Delaware on June 3, 2002 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows: insert date previously left blank and correction of section cross-references.

     4. Article 1. DEFINITIONS. The reference to "Section 6(e)" in the definition of "Parity Stock" is corrected to "Section 6(b)."

     Article 1. DEFINITIONS. The reference to "May __, 2002" in the definition of "Securities Purchase Agreement" is corrected to "May 31, 2002."

     Article 3. DIVIDENDS. The reference to "May __, 2002" in (a) is corrected to "June 4, 2002."

     Article 3. DIVIDENDS. The reference to "Section 6(e)(i)(D) in (b) is corrected to "Section 6(b)(i)(4)." In addition, the reference to "Section 6(e) in (b) is corrected to "Section 6(b)."

     Article 6. VOTING RIGHTS. The reference to "Section 6(b)(i)(B)" in
(b)(i)(4) is corrected to "Section 6(b)(i)(4)."

     Article 6. VOTING RIGHTS. The reference to "Section 6(b)(i)(B)" in (ii)(D) is corrected to "Section 6(b)(i)(4)."

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     IN WITNESS WHEREOF, said company, Electric City Corp., has caused this
Certificate to be signed by Jeffrey Mistarz, its Chief Financial Officer and Treasurer, this 10th day of June, 2002.


                      /s/ Jeffrey Mistarz
                     ------------------------

                     By:  Jeffrey Mistarz, Chief Financial Officer and Treasurer